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As filed with the Securities and Exchange Commission on November 21, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MANITOWOC COMPANY, INC.*
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-0448110 (I.R.S. Employer Identification No.)

2400 South 44th Street
Manitowoc, Wisconsin 54221-0066
(920) 684-4410
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Maurice D. Jones, Esq.
Senior Vice President, General Counsel and Secretary
2400 South 44th Street
Manitowoc, Wisconsin 54221-0066
(920) 684-4410
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Jay O. Rothman, Esq.
Mark T. Plichta, Esq.
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5306
(414) 271-2400

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price	Amount of registration fee

Debt Securities	(1)	$0(1)

Guarantees of Debt Securities(2)

Common Stock, $.01 par value

Common Stock Purchase Rights(3)

Preferred Stock, $.01 par value

Warrants

Stock Purchase Contracts

Equity Units

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of all of the registration fee. In addition, securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder.

(2)
No separate consideration will be received for the guarantees.

(3)
The common stock purchase rights are attached to and traded with the shares of common stock being registered. The value attributable to the common stock purchase rights, if any, is reflected in the value attributable to the common stock.

* TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Name, Address and Telephone Number(1)	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification Number
Manitowoc Crane Companies, LLC	Wisconsin	88-0369683
Manitowoc Foodservice Companies, LLC	Wisconsin	88-0369684
Manitowoc Cranes, LLC	Wisconsin	39-1863488
Grove U.S. LLC	Delaware	23-2955767
Manitowoc FP, Inc.	Nevada	88-0369687
Manitowoc FSG Operations, LLC	Nevada	39-1987754
MMG Holding Co., LLC	Nevada	20-5926180
McCann's Engineering & Manufacturing Co., LLC	California	90-0276022
Manitowoc FSG Services, LLC	Wisconsin	20-2091688
Manitowoc FSG International Holdings, Inc.	Nevada	36-3075255
Kysor Nevada Holding Corp.	Nevada	37-1577028
Cleveland Range, LLC	Delaware	34-1612187
The Delfield Company LLC	Delaware	38-2985152
Frymaster LLC	Louisiana	72-1405142
Kysor Industrial Corporation	Michigan	38-1909000
Welbilt Walk-ins, LP	Delaware	38-3323756
MTW County Limited	A company organized under the laws of England and Wales and domesticated in Delaware as a limited liability company	98-0580379
Enodis Limited	A company organized under the laws of England and Wales and domesticated in Delaware as a limited liability company	98-0605922
Enodis Corporation	Delaware	11-1767288
Enodis Holdings, Inc.	Delaware	57-1239904
Manitowoc FSG U.S. Holding, LLC	Delaware	36-4593091
Manitowoc Crane Group U.S. Holding, LLC	Tennessee	20-3992492
Environmental Rehab, Inc.	Wisconsin	39-1626922
Manitowoc CP, Inc.	Nevada	88-0369686
Manitowoc MEC, Inc.	Nevada	39-1775033
Manitowoc Re-manufacturing, LLC	Wisconsin	36-3536154
Manitowoc Equipment Works, Inc.	Nevada	39-1775032
Appliance Scientific, Inc.	Delaware	75-2864607

(1)
The address of the principal executive offices for each of these additional registrants is 2400 South 44th Street, Manitowoc, Wisconsin 54221-0066. Their telephone number is (920) 684-4410.

Prospectus

The Manitowoc Company, Inc.

Debt Securities
Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Equity Units

        By this prospectus, we may offer and sell from time to time our securities in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. Our subsidiaries may guarantee any debt securities that we issue under this prospectus. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time shares of our common stock in such amounts as set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling shareholders.

        We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

        We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

        Our common stock is traded on the New York Stock Exchange under the symbol "MTW."

        Investment in our securities involves risks. See "Risk Factors" in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement or other offering material for a discussion of certain factors which should be considered in an investment in the securities which may be offered hereby.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2013.

ABOUT THIS PROSPECTUS

        All references to "Manitowoc," "our company," "we," "us" and "our" in this prospectus mean, unless we otherwise indicate or the context indicates otherwise, The Manitowoc Company, Inc. together with its consolidated subsidiaries. All references in this prospectus to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus, and one or more of our shareholders may sell our common stock, in one or more offerings. This prospectus provides you with a general description of those securities. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell nor soliciting offers to buy, nor will we make an offer to sell nor solicit an offer to buy, securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any supplement to this prospectus or any other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate only as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates.

 FORWARD-LOOKING STATEMENTS

        Statements included or incorporated by reference into this document that are not historical facts are forward-looking statements, which are based upon our current expectations. These statements involve risks and uncertainties that could cause actual results to differ materially from what appears within this document. Forward-looking statements include descriptions of plans and objectives for future operations, and the assumptions behind those plans. The words "anticipates," "believes," "intends," "estimates," "targets" and "expects," or similar expressions, usually identify forward-looking statements. Any and all projections of future performance are forward-looking statements. In addition to the assumptions, uncertainties and other information referred to specifically in the forward-looking statements, a number of factors relating to each business segment could cause actual results to be significantly different from what is presented in this document or in the documents incorporated by reference into this document. Those factors include, without limitation, the following (organized by our two principal segments: Crane and Foodservice, as described in "The Manitowoc Company, Inc.," and our corporation as a whole for factors that overlap the two segments):

        Crane—cyclicality of the construction industry; the effects of government spending on construction-related projects throughout the world, including as a result of U.S. government budget sequestration; unanticipated changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment in emerging economies; the replacement cycle of technologically obsolete cranes; and demand for used equipment.

        Foodservice—weather; global expansion of customers; commercial ice-cube machine and other foodservice equipment replacement cycles in the United States and other mature markets; unanticipated issues associated with refresh/renovation plans by national restaurant accounts and global chains; growth in demand for foodservice equipment by customers in emerging markets; and demand for quick service restaurants (QSR) chains and kiosks.

        Corporate (including factors that may affect both of our segments)—changes in laws and regulations, as well as their enforcement, throughout the world; the ability to finance, complete, successfully integrate, and/or transition, restructure and consolidate acquisitions, divestitures, strategic alliances and joint ventures; in connection with acquisitions, divestitures, strategic alliances and joint ventures, the finalization of the price and other terms, the realization of contingencies consistent with any established reserves, unanticipated issues associated with transitional services, realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options; the successful development of innovative products and market acceptance of new and innovative products; the ability to focus and capitalize on product quality and reliability; issues relating to the ability to timely and efficiently execute on manufacturing strategies, including issues relating to new plant start-ups, plant closings, and/or consolidations of existing facilities and operations; efficiencies and capacity utilization of facilities; actions of competitors, including competitive pricing; availability of certain raw materials; changes in raw materials and commodity prices; unexpected issues associated with the quality of materials and components sourced from third parties and resolution of those issues; matters impacting the successful and timely implementation of ERP systems; changes in domestic and international economic and industry conditions, including steel industry conditions; changes in the markets we serve; unexpected issues associated with the availability of local suppliers and skilled labor; changes in the interest rate environment; risks associated with growth; foreign currency fluctuations and their impact on reported results and hedges in place; world-wide political risk; geographic factors and economic risks; pressure of additional financing leverage; unanticipated changes in revenue, margins, costs and capital expenditures; work stoppages, labor negotiations, rates and temporary labor; issues associated with workforce reductions and subsequent ramp-up; unanticipated changes in consumer spending; the ability of our customers to obtain financing; the state of financial and credit markets; the ability to generate cash and manage working capital consistent with our stated goals; non-compliance with debt covenants; unexpected issues affecting the effective tax rate for the year; unanticipated issues associated with the resolution or settlement of uncertain tax positions; unfavorable resolution of a tax matter with the IRS related to the calendar years 2008 and 2009; unanticipated changes in customer demand; the ability to increase operational efficiencies across each of the company's business segments and capitalize on those efficiencies; the ability to capitalize on key strategic opportunities; natural disasters disrupting commerce in one or more regions of the world; acts of terrorism; government approval and funding of projects and the effects of U.S. government budget sequestration; and other events outside our control.

        We urge you to consider these factors and to review carefully the section titled "Risk Factors" in our most recent Annual Report on Form 10-K, any applicable prospectus supplement or other offering material or any other document that we file with the SEC before investing in our securities. The forward-looking statements included in this document or in any document incorporated by reference into this document are made only as of the date of this document or the date of the incorporated document, and we undertake no obligation to publicly update these statements to reflect subsequent events or circumstances.

THE MANITOWOC COMPANY, INC.

        Founded in 1902, we are a multi-industry, capital goods manufacturer operating in two principal markets: Cranes and Related Products ("Crane") and Foodservice Equipment ("Foodservice"). Crane is recognized as one of the world's leading providers of engineered lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. Foodservice is one of the world's leading innovators and manufacturers of commercial foodservice equipment serving the ice, beverage, refrigeration, food-preparation, and cooking needs of restaurants, convenience stores, hotels, healthcare, and institutional applications. We have over a 110-year tradition of providing high-quality, customer-focused products and support services to our markets.

        Our principal executive offices are located at 2400 South 44th Street, Manitowoc, Wisconsin 54220.

SELLING SHAREHOLDERS

        We may register shares of common stock covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, we may add secondary sales of shares of our common stock by any selling shareholders by filing a prospectus supplement with the SEC. We may register these shares to permit selling shareholders to resell their shares when they deem appropriate. A selling shareholder may resell all, a portion or none of such shareholder's shares at any time and from time to time. Selling shareholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders. We will provide you with a prospectus supplement identifying the selling shareholders, the amount of shares to be registered and sold and any other terms of the shares of common stock being sold by each selling shareholder.

USE OF PROCEEDS

        We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement or other offering material.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table presents our ratios of consolidated earnings to fixed charges for the periods presented.

	Nine Months Ended September 30, 2013	Years Ended December 31,
		2012	2011	2010		2009		2008
Ratios of earnings to fixed charges	2.3x	1.8x	1.2x		(a)		(b)	2.2x

(a)
Due to our loss for the year ended December 31, 2010, we did not have earnings adequate to cover fixed charges, and the ratio of earnings to fixed charges therefore has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.0x (one-to-one coverage) was $43.0 million for the year ended December 31, 2010.

(b)
Due to our loss for the year ended December 31, 2009, we did not have earnings adequate to cover fixed charges, and the ratio of earnings to fixed charges therefore has not been presented for that period. The coverage deficiency necessary for the ratio of earnings to fixed charges to equal 1.0x (one-to-one coverage) was $676.1 million for the year ended December 31, 2009.

          For the purposes of computing this ratio, "earnings" consist of income from continuing operations before income taxes and income from equity affiliates plus (a) amortization of previously capitalized interest, (b) distributed income from equity affiliates and (c) fixed charges, minus (a) interest capitalized during the period and (b) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" consist of (i) interest incurred (both expensed and capitalized) and amortization of debt expense plus (ii) the portion of rent expense representative of a reasonable approximation of the interest factor.

DESCRIPTION OF CAPITAL STOCK

          Our articles of incorporation provide that we have the authority to issue 300 million shares of $0.01 par value common stock and 3.5 million shares of $0.01 par value preferred stock. The following is a summary of the material provisions of our common stock and preferred stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to applicable Wisconsin law and our articles of incorporation and by-laws, which are incorporated by reference as exhibits to this registration statement.

  Common Stock

          As of September 30, 2013, we had 133,628,937 shares of common stock issued and outstanding. All of our issued and outstanding shares are fully paid and nonassessable (subject to the personal liability which may be imposed upon a shareholder of Wisconsin corporations by former Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts incurred prior to June 14, 2006 owing to employees for services performed, but not exceeding six months service in any one case).

          After all cumulative dividends have been paid or declared and set apart for payment on any shares of preferred stock that are outstanding, our common stock is entitled to such dividends as may be declared from time to time by our board of directors in accordance with applicable law.

          Except as provided under Wisconsin law and except as may be determined by our board of directors with respect to any series of preferred stock, only the holders of our common stock will be entitled to vote for the election of members to our board of directors and on all other matters. Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareholders, subject to Section 180.1150 of the Wisconsin Business Corporation Law. Please see "Certain Statutory Provisions—Control Share Voting Restrictions" below. Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected.

          All shares of our common stock are entitled to participate equally in distributions in liquidation, subject to the prior rights of any preferred stock that may be outstanding. Holders of our common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock.

          The transfer agent for our common stock is Computershare Trust Company, N.A.

  Preferred Stock

          Under our articles of incorporation, our board of directors has the authority, without further action by our shareholders, to issue up to 3.5 million shares of preferred stock in one or more series and to fix the variations in the powers, preferences, rights, qualifications, limitations or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our common stock. Our board of directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. As a result, preferred stock could be issued quickly with terms that will delay or prevent a change of control or make removal of management more difficult. In addition, the issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of our common stock. At present, there are no shares of preferred stock outstanding and we have no current plans to issue any shares of preferred stock.

  Common Stock Purchase Rights

          We have entered into a rights agreement, dated as of March 21, 2007, with Computershare Trust Company, N.A., pursuant to which each outstanding share of our common stock has an attached right to purchase one share of our common stock. Each share of our common stock subsequently issued prior to the expiration of the rights agreement will likewise have an attached right. Under circumstances described below, the rights will entitle the holder thereof to purchase additional shares of our common stock. In this registration statement, unless the context requires otherwise, all references to our common stock include the accompanying rights.

          Currently, the rights are not exercisable and trade with our common stock. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 20% or more of our outstanding common stock. The rights, until they are exercised, do not have voting or dividend rights. The rights will expire on March 29, 2017, unless earlier redeemed or exchanged by the Company pursuant to the rights agreement.

          If the rights become exercisable, each right, unless held by a person or group that beneficially owns more than 20% of our outstanding common stock, will entitle the holder to purchase one share of our common stock at a purchase price of $110.00, subject to adjustment. Under some circumstances, including the existence of a beneficial owner of 20% of our common stock, each holder of a right, other than the acquiring party, will be entitled to purchase at the right's then-current exercise price, shares of our common stock having a market value of two times the exercise price, based on the market value of the common stock prior to the distribution. If another corporation acquires us after a party acquires 20% or more of our common stock, each holder of a right will be entitled to receive the acquiring corporation's common shares having a market value of two times the exercise price.

          Each right may be redeemed at a price of $0.01 until a party acquires 20% or more of our common stock and, after that time, may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. Under the rights agreement, our board of directors may reduce the thresholds applicable to the rights to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding shares of common stock then known to us to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%.

          The foregoing discussion is only a summary of the rights and the Rights Agreement, and is qualified in its entirety by reference to the rights agreement, which is incorporated by reference as an exhibit to this registration statement.

  Certain Statutory Provisions

          Business Combination Statute.    Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law regulate a broad range of business combinations between a "resident domestic corporation" and an "interested shareholder." A business combination is defined to include any of the following transactions:

  •
  a merger or share exchange;

  •
  a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to 5% or more of the market value of the stock or consolidated assets of the resident domestic corporation or 10% of its consolidated earning power or income;

  •
  the issuance of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock of the resident domestic corporation;

  •
  the adoption of a plan of liquidation or dissolution; or

  •
  certain other transactions involving an interested shareholder.

        A "resident domestic corporation" is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Securities Exchange Act and that, as of the relevant date, satisfies any of the following:

  •
  its principal offices are located in Wisconsin;

  •
  it has significant business operations located in Wisconsin;

  •
  more than 10% of the holders of record of its shares are residents of Wisconsin; or

  •
  more than 10% of its shares are held of record by residents of Wisconsin.

Manitowoc is a resident domestic corporation for purposes of these statutory provisions.

        An interested shareholder is defined to mean a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a resident domestic corporation or who is an affiliate or associate of the resident domestic corporation and beneficially owned 10% of the voting power of its then outstanding voting stock within the last three years.

        Under this law, we cannot engage in a business combination with an interested shareholder for a period of three years following the date such person becomes an interested shareholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in the person becoming an interested shareholder before such acquisition. We may engage in a business combination with an interested shareholder after the three-year period with respect to that shareholder expires only if one or more of the following conditions is satisfied:

  •
  the board of directors approved the acquisition of the stock prior to such shareholder's acquisition date;

  •
  the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder; or

  •
  the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

        Fair Price Statute.    The Wisconsin Business Corporation Law also provides, in Sections 180.1130 to 180.1133, that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a significant shareholder and a resident domestic corporation such as Manitowoc require a supermajority vote of shareholders in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula. A "significant shareholder" for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the resident domestic corporation, or is an affiliate of the resident domestic corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the resident domestic corporation within the last two years. Any such business combination must be approved by 80% of the voting power of the resident domestic corporation's stock and at least two-thirds of the voting power of its stock not beneficially owned by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met:

  •
  the aggregate value of the per share consideration is equal to the highest of:

  •
  the highest price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

  •
  the market value of the corporation's shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher; or

  •
  the highest preferential liquidation or dissolution distribution to which holders of the shares would be entitled; and

  •
  either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered.

        Control Share Voting Restrictions.    Under Section 180.1150 of the Wisconsin Business Corporation Law, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person or group of persons acting together in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the resident domestic corporation, in certain specified transactions, or in a transaction in which the corporation's shareholders have approved restoration of the full voting power of the otherwise restricted shares. Our articles do not provide otherwise.

        Defensive Action Restrictions.    Section 180.1134 of the Wisconsin Business Corporation Law provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. This statute requires shareholder approval for the corporation to do either of the following:

  •
  acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares; or

  •
  sell or option assets of the corporation which amount to 10% or more of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

        We currently have more than three independent directors. The foregoing restrictions may have the effect of deterring a shareholder from acquiring our shares with the goal of seeking to have us repurchase such shares at a premium over market price.

DESCRIPTION OF THE DEBT SECURITIES

        The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement or other offering material relating to the offered debt securities. As used in this section, the terms "we," "us," "our," "Manitowoc" and the "Company" refer to The Manitowoc Company, Inc., a Wisconsin corporation, and not any of its subsidiaries, unless the context requires.

        Senior debt securities will be issued under an indenture between Manitowoc and Wells Fargo Bank, National Association, a national banking association, as trustee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between Manitowoc and a U.S. banking institution named as trustee in a prospectus supplement or other offering material, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

        The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

        The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement or other offering material. We have the right to "reopen" a previous issue of a series of debt by issuing additional debt securities of such series.

        We conduct a substantial amount of our operations through subsidiaries and expect that we will continue to do so. Our right to participate as a shareholder in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise and the ability of a holder of debt securities to benefit as our creditor from any distribution are subject to prior claims of creditors of the subsidiary. The debt securities will also effectively rank junior in right of payment to any of our secured debt.

        The prospectus supplement or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

  •
  the title of the offered debt securities;

  •
  any limit upon the aggregate principal amount of the offered debt securities;

  •
  the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

  •
  the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

  •
  the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

  •
  the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

  •
  our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency or currency units in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  the denominations in which the offered debt securities shall be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

  •
  if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

  •
  whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

  •
  the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

  •
  the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

  •
  any deletions from, modifications of or additions to the events of default or covenants with respect to the offered debt securities of such series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth herein;

  •
  if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

  •
  any applicable CUSIP numbers;

  •
  whether the offered debt securities will be guaranteed by any of the Company's subsidiaries and the terms of any guarantees;

  •
  the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

  •
  any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

  Payments

        Unless otherwise indicated in any prospectus supplement or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register on the regular record date for such interest payment.

  Denominations, Registration and Transfer

        Unless otherwise indicated in any prospectus supplement or other offering material, the offered debt securities will be issued only in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

        If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement or other offering material.

        We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

  Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock or preferred stock, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock or preferred stock to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement or other offering material.

Merger

        Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other corporation, in a single transaction or series of related transactions, provided that:

  •
  immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

  •
  the successor corporation is a corporation organized and existing under the laws of a country that is a member of the European Union as constituted at the date of the indenture, Canada or any province thereof, the United States or a state thereof or the District of Columbia; and

  •
  the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

        In addition, we must provide to the trustee an officers' certificate and an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

        Other than the covenants described above, or as set forth in any accompanying prospectus supplement or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indentures

        With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made by us or our subsidiary guarantors, if applicable, which affect the rights of the holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

  •
  extend the fixed maturity of any debt security of that series;

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  reduce the rate or extend the time of payment of interest thereon;

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  reduce the principal amount thereof or any premium thereon;

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  make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities; or

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  reduce the percentage of debt securities of that series, the holders of which are required to:

  •
  consent to any supplemental indenture;

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  rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

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  waive any past event of default under the applicable indenture and its consequences; and

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  waive compliance with other specified provisions of the applicable indenture.

        In addition, as described in the description of "Events of Default" set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

        We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

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  to evidence the succession of another entity to our company under the applicable indenture, or successive successions, and the assumption by the successor entity of our covenants, agreements and obligations pursuant to the applicable indenture;

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  to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

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  to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture or to make any changes to the applicable indenture as required by law;

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  to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

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  to make other provisions in regard to matters or questions arising under the applicable indenture as shall not materially adversely affect the interests of the holders;

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  to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

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  to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

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  to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

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  to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

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  to secure one or more series of debt securities or add guarantees thereof; and

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  to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Covenant Defeasance and Satisfaction and Discharge of a Series

  Covenant Defeasance of any Series

        If we deposit with the trustee, in trust, at or before maturity or redemption:

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  lawful money;

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  direct obligations of the government which issued the currency in which the debt securities of a series are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds; or

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  a combination thereof,

in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities, then the provisions of the indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in this prospectus or any prospectus supplement relating to such debt securities, except as to:

  •
  our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

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  certain of the events of default described under "Events of Default" below; and

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  other specified provisions of the applicable indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the applicable indenture.

        Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders' security interest in the deposit under the applicable provisions of the Uniform Commercial Code.

  Satisfaction and Discharge of any Series

        Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the applicable indenture (excluding the exceptions discussed above under the heading "Covenant Defeasance of any Series") would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the applicable indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

        The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

  •
  the absence of an event of default at the date of deposit or on the 91st day thereafter;

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  our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

  •
  that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Subsidiary Guarantees

        If specified in the prospectus supplement, certain of our subsidiaries (our "subsidiary guarantors") will guarantee the debt securities of a series.

Events of Default

        As to any series of debt securities, an event of default is defined in the applicable indenture as being:

  •
  failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

  •
  failure to pay principal or premium, if any, with respect to the debt securities of that series when due;

  •
  failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due, which failure continues for 30 days;

  •
  failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 90 days after written notice to the Company, specifying such failure and requiring the same to be remedied, by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

  •
  specified events of bankruptcy, insolvency, receivership or reorganization; or

  •
  any other event of default provided with respect to debt securities of that series.

  Notice and Declaration of Defaults

        So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer's knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

        Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to one of its responsible officers, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

        If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

  Actions upon Default

        Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

        The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially and unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities which may be incurred thereby.

Subordination of Subordinated Debt Securities

        The senior debt securities will constitute part of our senior indebtedness and will rank equally with all outstanding senior debt. Except as set forth in the related prospectus supplement or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term "senior indebtedness" means:

  •
  the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

  •
  purchase money and similar obligations;

  •
  obligations under capital leases;

  •
  guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

  •
  renewals, extensions and refunding of any senior indebtedness;

  •
  interest or obligations in respect of any senior indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

  •
  obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

        Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

        In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money's worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

        This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

        The indentures and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

Concerning the Trustee

        We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

        The indentures and provisions of the Trust Indenture Act of 1939 that are incorporated by reference in the indentures contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. However, if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry, Delivery and Settlement

        We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and they will be registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

        DTC has advised us that:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934;

  •
  DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates;

  •
  Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

  •
  Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

  •
  Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

  •
  Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        Investors in the global securities who are participants in DTC's system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC's procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

        Neither we nor the trustee will have any responsibility or liability for any aspect of DTC's records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC's records relating to the debt securities.

        We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants' accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC's records. We also expect that payments by DTC's participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC's participants will be responsible for those payments.

        Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC's rules and will be settled in immediately available funds.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

        We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

  •
  DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

  •
  An event of default with respect to the debt securities has occurred and is continuing; or

  •
  We decide not to have the debt securities represented by a global security.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

        We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the global securities are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of debt securities, preferred stock, common stock or other securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

        The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

        Reference is made to the prospectus supplement or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement or other offering material for the terms of and information relating to such warrants, including, where applicable:

  •
  the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

  •
  the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

  •
  the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

  •
  the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants will commence and the date on which such right will expire;

  •
  U.S. federal income tax consequences applicable to such warrants;

  •
  the number of warrants outstanding as of the most recent practicable date; and

  •
  any other terms of such warrants.

        Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement or other offering material.

        Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as will in each case be set forth in, or calculable from, the prospectus supplement or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement or other offering material relating to such warrants.

        Prior to the exercise of any warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND EQUITY UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as "equity units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the equity units or vice versa, and those payments may be unsecured or refunded on some basis.

        The stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or equity units, will be filed with the SEC in connection with the offering of stock purchase contracts or equity units. The prospectus supplement or other offering material relating to a particular issue of stock purchase contracts or equity units will describe the terms of those stock purchase contracts or equity units, including the following:

  •
  if applicable, a discussion of material U.S. federal income tax considerations; and

  •
  any other information we think is important about the stock purchase contracts or the equity units.

        If we issue equity units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock, preferred stock or other securities, we will include in the prospectus supplement or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Securities Exchange Act of 1934 and is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file at the SEC's public reference room at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

        We are "incorporating by reference" specified documents that we file with the SEC, which means:

  •
  incorporated documents are considered part of this prospectus;

  •
  we are disclosing important information to you by referring you to those documents; and

  •
  information we file with the SEC will automatically update and supersede information contained in this prospectus.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013, and September 30, 2013;

  •
  our Current Reports on Form 8-K filed on April 4, 2013, April 26, 2013, May 7, 2013, July 9, 2013, and September 17, 2013;

  •
  our Proxy Statement for our 2013 Annual Meeting of Shareholders;

  •
  the description of our common stock contained in our Registration Statement on Form 8-A/A dated March 22, 2007, and any amendment or report updating that description; and

  •
  the description of our common stock purchase rights contained in our Registration Statement on Form 8-A dated March 22, 2007, and any amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference.

        You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

    The Manitowoc Company, Inc.
    2400 South 44th Street
    Manitowoc, Wisconsin 54221-0066
    (920) 684-4410
    Attention: General Counsel

        You can also find these filings on our website at www.manitowoc.com. However, we are not incorporating the information on our website other than these filings into this prospectus.

        You should not assume that the information in this prospectus, any prospectus supplement or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

 PLAN OF DISTRIBUTION

        We may sell our securities, and any selling shareholder may sell shares of our common stock, in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement or other offering material will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any selling shareholders, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Additionally, because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, selling shareholders may be subject to the prospectus delivery requirements of the Securities Act.

        Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

        The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

        Offers to purchase securities may be solicited directly by us or any selling shareholder or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities, and any selling shareholder will sell shares of our common stock to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. In addition, any selling shareholder may sell shares of our common stock in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

        Offers to purchase securities may be solicited directly by us or any selling shareholder and the sale thereof may be made by us or any selling shareholder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        Any selling shareholders may also resell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the securities are covered by the registration statement of which this prospectus forms a part.

        If so indicated in the applicable prospectus supplement or other offering material, we or any selling shareholder may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us or any selling shareholder at the public offering price set forth in the applicable prospectus supplement or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering material.

        Agents, underwriters and dealers may be entitled under relevant agreements with us or any selling shareholder to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement or other offering material. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by any selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

        We or any selling shareholder may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

        We or any selling shareholder may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) or other offering material.

        Additionally, any selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with such selling shareholder. Any selling shareholder also may sell shares short and redeliver shares to close out such short positions. Any selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. Any selling shareholder also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the shares so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those shares to investors in our securities or the selling shareholder's securities or in connection with the offering of other securities not covered by this prospectus.

        Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or any selling shareholder. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us or any selling shareholder may arrange for other broker-dealers to participate in the resales.

        Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries or any selling shareholder in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

        The place and time of delivery for securities will be set forth in the accompanying prospectus supplement or other offering material for such securities.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The aggregate estimated expenses, other than underwriting discounts and commissions, in connection with the sale of the securities being registered hereby are currently anticipated to be as follows (all amounts are estimated). All expenses of the offering will be paid by The Manitowoc Company, Inc.

	Amount
Securities and Exchange Commission registration fee		$(1)
Printing expenses		(2)
Legal fees and expenses		(2)
Accounting fees and expenses		(2)
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent's fees and expenses)		(2)

Total		$(2)

(1)
Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

(2)
The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Pursuant to the provisions of the Wisconsin Business Corporation Law and the by-laws of The Manitowoc Company, Inc. (the "Company"), directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above. The indemnification provided by the Wisconsin Business Corporation Law and the Company's by-laws is not exclusive of any other rights to which a director or officer may be entitled.

        Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

        The Company maintains an insurance policy, which indemnifies its officers and directors against certain liabilities.

        The Company has entered into Indemnity Agreements with each of the members of the Company's Board of Directors and each executive officer of the Company. Pursuant to such Indemnity Agreements, the Company is required to indemnify each such person to the fullest extent permitted or required by the Wisconsin Business Corporation Law against any liability incurred by such person in any proceeding in which such person is a party because he or she is a director or executive officer of the Company.

Item 16.    Exhibits and Financial Statement Schedules.

        The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.    Undertakings.

        The undersigned Registrants hereby undertake:

          (a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (e)   That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

        The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the issue has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

THE MANITOWOC COMPANY, INC.
By:	/s/ GLEN E. TELLOCK Glen E. Tellock President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ GLEN E. TELLOCK Glen E. Tellock	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
/s/ CARL J. LAURINO Carl J. Laurino	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Roy V. Armes	Director
* Joan K. Chow	Director
* Donald M. Condon, Jr.	Director
* Cynthia M. Egnotovich	Director
* Kenneth W. Krueger	Director

Signature		Title

* Keith D. Nosbusch		Director
* James L. Packard		Director
* Robert C. Stift		Director
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC CRANE COMPANIES, LLC
By:	/s/ ERIC ETCHART Eric Etchart President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ERIC ETCHART Eric Etchart	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Roy V. Armes	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Joan K. Chow	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Donald M. Condon, Jr.	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Cynthia M. Egnotovich	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Kenneth W. Krueger	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant

Signature		Title

* Keith D. Nosbusch		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* James L. Packard		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Robert C. Stift		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC FOODSERVICE COMPANIES, LLC
By:	/s/ GLEN E. TELLOCK Glen E. Tellock President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ GLEN E. TELLOCK Glen E. Tellock	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Roy V. Armes	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Joan K. Chow	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Donald M. Condon, Jr.	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Cynthia M. Egnotovich	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Kenneth W. Krueger	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant

Signature		Title

* Keith D. Nosbusch		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* James L. Packard		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Robert C. Stift		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC CRANES, LLC
By:	/s/ ERIC ETCHART Eric Etchart President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ERIC ETCHART Eric Etchart	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Roy V. Armes	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Joan K. Chow	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Donald M. Condon, Jr.	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Cynthia M. Egnotovich	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant

Signature		Title

* Kenneth W. Krueger		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Keith D. Nosbusch		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* James L. Packard		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Robert C. Stift		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

GROVE U.S. LLC
By:	/s/ ERIC ETCHART Eric Etchart President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ERIC ETCHART Eric Etchart	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Roy V. Armes	Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* Joan K. Chow	Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* Donald M. Condon, Jr.	Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* Cynthia M. Egnotovich	Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant

Signature		Title

* Kenneth W. Krueger		Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* Keith D. Nosbusch		Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* James L. Packard		Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* Robert C. Stift		Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC FP, INC.
By:	/s/ GLEN E. TELLOCK Glen E. Tellock President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ GLEN E. TELLOCK Glen E. Tellock	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director
/s/ CARL J. LAURINO Carl J. Laurino	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC FSG OPERATIONS, LLC
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Roy V. Armes	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Joan K. Chow	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Donald M. Condon, Jr.	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Cynthia M. Egnotovich	Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant

Signature		Title

* Kenneth W. Krueger		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Keith D. Nosbusch		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* James L. Packard		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
* Robert C. Stift		Director of The Manitowoc Company, Inc., the sole member of the sole member of the Registrant
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MMG HOLDING CO., LLC
By:	/s/ GLEN E. TELLOCK Glen E. Tellock President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ GLEN E. TELLOCK Glen E. Tellock	President (Principal Executive Officer)
/s/ CARL J. LAURINO Carl J. Laurino	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Roy V. Armes	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Joan K. Chow	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Donald M. Condon, Jr.	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Cynthia M. Egnotovich	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Kenneth W. Krueger	Director of The Manitowoc Company, Inc., the sole member of the Registrant

Signature		Title

* Keith D. Nosbusch		Director of The Manitowoc Company, Inc., the sole member of the Registrant
* James L. Packard		Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Robert C. Stift		Director of The Manitowoc Company, Inc., the sole member of the Registrant
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MCCANN'S ENGINEERING & MANUFACTURING CO., LLC
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Roy V. Armes	Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* Joan K. Chow	Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* Donald M. Condon, Jr.	Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* Cynthia M. Egnotovich	Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant

Signature		Title

* Kenneth W. Krueger		Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* Keith D. Nosbusch		Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* James L. Packard		Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
* Robert C. Stift		Director of The Manitowoc Company, Inc., the sole member of the sole member of the sole member of the Registrant
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC FSG SERVICES, LLC
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President (Principal Executive Officer) of the Registrant
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the Registrant and Director of Manitowoc FP, Inc., a member of the Registrant
/s/ GLEN E. TELLOCK Glen E. Tellock	Chairman of the Board of The Manitowoc Company, Inc., a member of the Registrant
* Roy V. Armes	Director of The Manitowoc Company, Inc., a member of the Registrant
* Joan K. Chow	Director of The Manitowoc Company, Inc., a member of the Registrant
* Donald M. Condon, Jr.	Director of The Manitowoc Company, Inc., a member of the Registrant
* Cynthia M. Egnotovich	Director of The Manitowoc Company, Inc., a member of the Registrant

Signature		Title

* Kenneth W. Krueger		Director of The Manitowoc Company, Inc., a member of the Registrant
* Keith D. Nosbusch		Director of The Manitowoc Company, Inc., a member of the Registrant.
* James L. Packard		Director of The Manitowoc Company, Inc., a member of the Registrant
* Robert C. Stift		Director of The Manitowoc Company, Inc., a member of the Registrant
/s/ MAURICE D. JONES Maurice D. Jones		Director of Manitowoc FP, Inc., a member of the Registrant
/s/ CARL J. LAURINO Carl J. Laurino		Director of Manitowoc FP, Inc., a member of the Registrant
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC FSG INTERNATIONAL HOLDINGS, INC.
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President and Director (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director
/s/ CARL J. LAURINO Carl J. Laurnio	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

KYSOR NEVADA HOLDING CORP.
By:	/s/ GLEN E. TELLOCK Glen E. Tellock President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ GLEN E. TELLOCK Glen E. Tellock	President and Director (Principal Executive Officer)
/s/ CARL J. LAURINO Carl J. Laurino	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

CLEVELAND RANGE, LLC
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President and Manager (Principal Executive Officer)
/s/ CARL J. LAURINO Carl J. Laurino	Vice President and Manager (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Manager

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

THE DELFIELD COMPANY LLC
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President and Manager (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Manager
/s/ CARL J. LAURINO Carl J. Laurino	Manager

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

FRYMASTER LLC
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President and Director (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director
/s/ CARL J. LAURINO Carl J. Laurino	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

KYSOR INDUSTRIAL CORPORATION
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President and Director (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ CARL J. LAURINO Carl. J. Laurino	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

WELBILT WALK-INS, LP
By:	Westran Corporation, general partner
	By:	/s/ ROBERT M. HUND Robert M. Hund President
By:	/s/ MAURICE D. JONES Maurice D. Jones Vice President and Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ MAURICE D. JONES Maurice D. Jones	Vice President and Secretary (Principal Executive Officer) of the Registrant and Director of Westran Corporation
/s/ CARL J. LAURINO Carl J. Laurino	Vice President (Principal Financial Officer and Principal Accounting Officer) of the Registrant and Director of Westran Corporation
/s/ ROBERT M. HUND Robert M. Hund	Director of Westran Corporation

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MTW COUNTY LIMITED
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director
/s/ ADRIAN D. GRAY Adrian D. Gray	Director
/s/ GRAHAM VEAL Graham Veal	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

ENODIS LIMITED
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director
/s/ ADRIAN D. GRAY Adrian D. Gray	Director
/s/ GRAHAM VEAL Graham Veal	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

ENODIS CORPORATION
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President and Director (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director
/s/ CARL J. LAURINO Carl J. Laurino	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

ENODIS HOLDINGS, INC.
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President and Director (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director
/s/ CARL J. LAURINO Carl J. Laurino	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC FSG U.S. HOLDING, LLC
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Roy V. Armes	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Joan K. Chow	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Donald M. Condon, Jr.	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Cynthia M. Egnotovich	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Kenneth W. Krueger	Director of The Manitowoc Company, Inc., the sole member of the Registrant

Signature		Title

* Keith D. Nosbusch		Director of The Manitowoc Company, Inc., the sole member of the Registrant
* James L. Packard		Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Robert C. Stift		Director of The Manitowoc Company, Inc., the sole member of the Registrant
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC CRANE GROUP U.S. HOLDING, LLC
By:	/s/ ERIC ETCHART Eric Etchart Chief Manager and President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ERIC ETCHART Eric Etchart	Chief Manager and President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
* Roy V. Armes	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Joan K. Chow	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Donald M. Condon, Jr.	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Cynthia M. Egnotovich	Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Kenneth W. Krueger	Director of The Manitowoc Company, Inc., the sole member of the Registrant

Signature		Title

* Keith D. Nosbusch		Director of The Manitowoc Company, Inc., the sole member of the Registrant
* James L. Packard		Director of The Manitowoc Company, Inc., the sole member of the Registrant
* Robert C. Stift		Director of The Manitowoc Company, Inc., the sole member of the Registrant
*By:	/s/ MAURICE D. JONES Maurice D. Jones Attorney-in-fact

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

ENVIRONMENTAL REHAB, INC.
By:	/s/ GLEN E. TELLOCK Glen E. Tellock President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ GLEN E. TELLOCK Glen E. Tellock	Chairman of the Board and President (Principal Executive Officer)
/s/ CARL J. LAURINO Carl J. Laurino	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC CP, INC.
By:	/s/ ERIC ETCHART Eric Etchart President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ERIC ETCHART Eric Etchart	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director
/s/ CARL J. LAURINO Carl J. Laurino	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC MEC, INC.
By:	/s/ ERIC ETCHART Eric Etchart President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ERIC ETCHART Eric Etchart	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Chairman of the Board
/s/ MAURICE D. JONES Maurice D. Jones	Director
/s/ CARL J. LAURINO Carl J. Laurino	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC RE-MANUFACTURING, LLC
By:	/s/ ERIC ETCHART Eric Etchart President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ERIC ETCHART Eric Etchart	President (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Chairman of the Board
/s/ MAURICE D. JONES Maurice D. Jones	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

MANITOWOC EQUIPMENT WORKS, INC.
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President and Chairman of the Board (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director
/s/ CARL J. LAURINO Carl J. Laurino	Director

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on November 21, 2013.

APPLIANCE SCIENTIFIC, INC.
By:	/s/ ROBERT M. HUND Robert M. Hund President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below on November 21, 2013.

Signature	Title

/s/ ROBERT M. HUND Robert M. Hund	President and Director (Principal Executive Officer)
/s/ DEAN J. NOLDEN Dean J. Nolden	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
/s/ CARL J. LAURINO Carl J. Laurino	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

EXHIBIT INDEX

Exhibit Number	Document Description
(1)	Form of Underwriting Agreement.*
(4.1)
Amended and Restated Articles of Incorporation, as amended on November 5, 1984, May 5, 1998, March 31, 2006, July 26, 2007, and May 7, 2013 (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2013 and incorporated herein by reference).
(4.2)	Restated By-laws (filed as Exhibit 3.2 to the Company's Current Report on Form 8-K filed on May 7, 2013 and incorporated herein by reference).
(4.3)
Rights Agreement, dated as of March 21, 2007, by and between The Manitowoc Company, Inc. and Computershare Trust Company, N.A., as Rights Agent (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 21, 2007 and incorporated herein by reference).
(4.4)
Indenture, dated as of November 6, 2003, by and between The Manitowoc Company, Inc., the Guarantors named therein, and Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as Trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on November 6, 2003 and incorporated herein by reference).
(4.5)
Indenture, dated as of February 8, 2010, between The Manitowoc Company, Inc. and Wells Fargo Bank, National Association, a national banking association, as Trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 10, 2010 and incorporated herein by reference).
(4.6)
First Supplemental Indenture, dated as of February 8, 2010, among The Manitowoc Company, Inc., the Guarantors named therein, and Wells Fargo Bank, National Association, a national banking association, as Trustee (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed on February 10, 2010 and incorporated herein by reference).
(4.7)
Second Supplemental Indenture, dated as of October 18, 2010, among The Manitowoc Company, Inc., the Guarantors named therein, and Wells Fargo Bank, National Association, a national banking association, as Trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 20, 2010 and incorporated herein by reference).
(4.8)
Fourth Supplemental Indenture, dated as of October 19, 2012, among The Manitowoc Company, Inc., the Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 22, 2012 and incorporated herein by reference.)
(4.9)
Form of Subordinated Indenture of The Manitowoc Company, Inc. (filed as Exhibit 4.6 to the Company's Post-Effective Amendment No. 1 to Registration Statement on Form S-3, filed on January 28, 2010 (Registration No. 333-147371) and incorporated herein by reference).

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Exhibit Number	Document Description
(4.10)	Amended and Restated Credit Agreement dated as of August 25, 2008 by and among The Manitowoc Company, Inc., as Borrower, the Subsidiary Borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent (filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2008 and incorporated herein by reference), as amended on December 19, 2008, with such amendment filed as Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as further amended on June 15, 2009, with such amendment filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated June 12, 2009, as further amended on January 21, 2010, with such amendment filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated January 21, 2010, and as further amended on October 7, 2010, with such amendment filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated October 13, 2010, all of which are incorporated herein by reference.
(4.11)
Second Amended and Restated Credit Agreement, dated as of May 13, 2011, by and among The Manitowoc Company, Inc., the subsidiary borrowers named therein, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated as of May 13, 2011 and incorporated herein by reference).
(4.12)	Form of Senior Debt Securities.*
(4.13)	Form of Subordinated Debt Securities.*
(4.14)	Form of Warrant.*
(4.15)	Form of Warrant Agreement.*
(4.16)	Form of Stock Purchase Contract.*

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, the Company agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt that is not filed as an exhibit to this Registration Statement.
(5)	Opinion of Foley & Lardner LLP (including consent of counsel).
(12)	Computation of Ratio of Earnings to Fixed Charges.
(23.1)	Consent of Foley & Lardner LLP (filed as part of Exhibit (5)).
(23.2)	Consent of PricewaterhouseCoopers LLP.
(24.1)	Powers of Attorney.
(25.1)	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture.
(25.2)	Form T-1 Statement of Eligibility of Trustee under the Subordinated Indenture.**

*
To be filed by amendment or under subsequent Current Report on Form 8-K.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

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